One Financial Plaza, Hartford, CT 06103 | 800.248.7971 | Virtus.com Securities distributed by VP Distributors, LLC March 31, 2021 (REV 4/7/21) Rick Smirl 112 97th Avenue NE Bellevue, WA 98004 Dear Rick: We are pleased to extend an offer of employment for the position1 of Executive Vice-President, Chief Operating Officer with Virtus Investment Partners. Your hire date is anticipated to be on or about May 3, 2021. The structure of your offer is as follows: Base Salary An annualized base salary of $425,000 paid on a semi-monthly basis in the amount of $16,666.67 per period. Annual Incentive You will be eligible to participate in the Executive Officer annual incentive plan. Your target award for the annual incentive will be $1,700,000. For 2021, your award amount will be guaranteed at no less than target level. The 2021 Annual Incentive awards are anticipated to be paid on or about March 15, 2022. Actual awards are based on both company and individual performance against pre-established goals and objectives, some quantitative and others qualitative in nature. You must be actively employed and in good standing at the time of payout in order to receive an annual incentive payment. Long Term Incentive Beginning with the 2022 plan year, you will also be eligible to participate in the Long-Term Incentive Plan (LTIP) with a target award of $1,000,000. The awards will be granted under the terms of the plan as approved by the Compensation Committee for that plan year. Should the terms of the current plan remain consistent for the future years, you could anticipate that half of the award would be granted in Performance Share Units (PSUs) with three- year cliff vesting. The other half of the award will be granted in Restricted Stock Units (RSUs) that ratably vest over three years. Your first LTIP award will be granted on or about March 15, 2022. The grant will be subject to the terms and conditions of the plan document and your grant agreement. You must be actively employed and in good standing at the time of payout in order to receive any incentive payment. Sign-On Cash Award You will receive two cash sign-on bonuses of $250,000, the first one due and payable on the pay period following 90 days of employment and the second one on the pay period following 90 days of your one-year anniversary. You will be required to repay this amount if you voluntarily terminate your employment or are involuntarily terminated for cause, as defined in the Executive Severance Plan, within twenty-four months of employment. 1 This is a full-time, salary exempt position, which means you will not be eligible for overtime pay for hours worked in excess of 40.

One Financial Plaza, Hartford, CT 06103 | 800.248.7971 | Virtus.com Securities distributed by VP Distributors, LLC Sign-On Equity Awards Effective at the close of business on your date of hire, you will be awarded an initial sign-on equity grant with an approximate value of $500,000 in the form of RSU’s with a 3-year ratable vesting schedule. A second award with an approximate value of $500,000 in the form of RSU’s with a 3-year ratable vesting schedule will be granted on the first eligible grant date that follows your one-year anniversary. Again, the terms of the plan and grant documents will control. Benefit Plans You will be eligible to participate in our benefit plans including: vacation, paid holiday, medical, dental, vision, disability, group term life insurance, Employee Stock Purchase Plan and the Savings and Investment Plan, a 401(k) retirement plan, among other programs. The Company retains the right to change benefit plans at any time. Upon your hire we will arrange for your orientation which will include a complete review of benefit programs. Vacation Accrual The number of vacation days for which you are eligible will accrue semi-monthly totaling an annual accrual of 22 days. You will begin to accrue at a semi-monthly rate of 7.33 hours from your date of hire through December 31, 2021. Though your total hours of accrual will not change, beginning on January 1, 2022, your accrual will adjust to 9.78 per semi-monthly period through September 30 and will continue that accrual schedule annually thereafter. Relocation In order to facilitate your relocation, you will receive reimbursement for closing costs associated with the sale of your current home, as well as the closing costs associated with the purchase of a home once you relocate to the Connecticut. You will also be eligible for reimbursement of moving and related expenses up to a maximum of $75,000, submitted with appropriate documentation through our relocation partner who will assist in all aspects of your relocation, as needed. You will receive a monthly housing stipend of $2,500 to assist in the cost of your temporary living arrangements until you relocate to the Hartford area or the end of 2022 whichever occurs sooner. At Will Employment and Severance Your employment with the Company will be “at-will.” We will recommend to the Board of Directors that you be included as a participant in the Executive Severance Plan that is in place for Executive Officers of the company. A copy of the plan will be provided under separate cover. Non-Solicitation While employed by Virtus and for a period twelve months immediately following termination from the company, regardless of the reason termination occurs, whether voluntary or involuntary, you will not solicit nor will you assist any other person to hire or solicit for luring any employee of Virtus or any of its affiliates. Neither will you seek to persuade any employee of Virtus or any of its affiliates to discontinue employment with the company other than in the good faith performance of your responsibilities as an officer of Virtus. An employee of Virtus or one of its affiliates is defined as any individual who is so employed during your employment by Virtus and following the termination of your employment any individual who was so employed on the termination date or any time during the preceding twelve months prior to the termination.

One Financial Plaza, Hartford, CT 06103 | 800.248.7971 | Virtus.com Securities distributed by VP Distributors, LLC This Offer Letter includes the attached Addendum, which states additional terms and conditions that are deemed a material part of this offer of employment. Our offer of employment is made in good faith; however, it is contingent upon the successful fulfillment of our employment screening process, which includes a background investigation. If you accept this offer of employment, please initial all pages, and sign the Addendum and Acceptance of Employment Offer below and return it by confidential fax to (860) 241-1097 or via email scan to mardelle.pena@virtus.com no later than April 26, 2021. Rick, we look forward to you joining our team. Please contact me at (860) 263-4830 if you have any questions. Sincerely, Mardelle W. Peña Executive Vice President, Chief Human Resources Officer

One Financial Plaza, Hartford, CT 06103 | 800.248.7971 | Virtus.com Securities distributed by VP Distributors, LLC NAME OFFER LETTER ADDENDUM AND ACCEPTANCE OF EMPLOYMENT OFFER I hereby accept employment with Virtus Investment Partners (“the Company”) based on the conditions described in this offer letter. I also understand that the representations in this letter and in my meetings with the Company should not be construed in any manner as a proposed contract for any fixed term. I hereby confirm that I am entirely free to accept employment by the Company, on the terms set forth herein, without any legal or contractual restrictions or limitations on my ability to accept employment, express or implied, from or with respect to any prior employers including limitations such as restrictive or non-competition covenants, non-solicitation restrictions, so-called “garden leaves” or “paid notice periods.” I understand that failure to disclose any contractual or legal restrictions or limitations that could impair or affect my ability to commence employment on my scheduled start date or to fully discharge my undertakings to the Company thereafter would constitute grounds for disciplinary action by the Company up to and including termination. I further understand that I am employed as an at-will employee, meaning the Company or I may terminate my employment at any time with or without cause. I also understand that a condition of employment includes the acknowledgement and signing of the Company’s Code of Conduct, Conflict of Interest, and Confidentiality agreements and any other forms and processes as required by the Company’s Compliance Department. I understand that I may not use or disclose confidential information of my prior employer or any other person in connection with my employment with the Company. I certify that I have used due diligence to locate any and all commitments made by me to my prior employer with respect to the protection of its trade secrets and confidential information, and I have reviewed all such commitments. I further certify that I do not possess any materials containing my prior employer’s trade secrets and/or confidential information, and I have not and will not disclose or use any such trade secrets and/or confidential information about which I have personal knowledge. I understand that any questions I may have regarding the details of this offer should be addressed with my manager and/or Human Resources. I understand that according to federal law, all individuals who are hired must, as a condition of employment, produce certain documentation to verify their identity and work authorization. As a consequence, I understand that any offer of employment will be contingent on my ability to produce the required documentation within the time period stated by law. 04/07/21 DATE Image as PDF & Email to: Mardelle.pena@virtus.com or fax directly & confidentially to 860-241-1097